            As filed with the Securities and Exchange Commission on May 31, 1996
                                                Registration No. 333-___________


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NATIONAL INSURANCE GROUP
             (Exact name of registrant as specified in its charter)

                  California                         94-3031790
        (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)         Identification Number)

                      395 Oyster Point Boulevard, Suite 500
                      South San Francisco, California 94080
          (Address, including zip code, of principal executive offices)

                            1991 DIRECTOR OPTION PLAN
                            (Full title of the plan)

                               PAULETTE J. TAYLOR
                  Executive Vice President and General Counsel
                            NATIONAL INSURANCE GROUP
                      395 Oyster Point Boulevard, Suite 500
                      South San Francisco, California 94080
                     (Name and address of agent for service)

                                 (415) 872-6772
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             FRANCIS S. CURRIE, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

==================================================================================
                                          Proposed       Proposed
                              Amount       Maximum        Maximum
                              to be       Offering       Aggregate      Amount of
   Title of Securities      Registered      Price        Offering     Registration
    to be Registered           (1)      Per Share (2)    Price (2)         Fee
- ----------------------------------------------------------------------------------
Common Stock, no par value    225,000     $6.27777     $1,412,500.00     $487.07
- ----------------------------------------------------------------------------------

(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the registrant's 1991 Director Option Plan also relates to 100,000 shares initially registered under Registration Statement on Form S-8 No. 33-52356.

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to 125,000 shares which are subject to outstanding options to purchase Common Stock under the 1991 Director Option Plan, the proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under a stock option plan may be estimated by reference to the exercise price of such options. The weighted averaged exercise price of the 125,000 shares subject to outstanding options is $6.25. With respect to 100,000 shares of Common Stock available for future grant under the 1991 Director Option Plan to be registered, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on May 29, 1996, which average was $6.3125. The number referenced above represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended on Form 10-K/A, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (2) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1996, filed pursuant to Section 13(a) of the Exchange Act.

         (3) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed pursuant to
                  Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. Article V of the Company's Articles of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its officers and directors to the maximum extent permitted under California law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          Exhibit
          Number
          ------
          4.1(1)     1991 Director Option Plan
          4.2(2)     Form of Director Option Agreement
          5.1        Opinion of  Wilson, Sonsini, Goodrich & Rosati, P.C., as to
                     legality of securities being registered
          23.1       Consent of Independent Accountants
          23.2       Consent of Counsel  (contained in Exhibit 5.1)
          24.1       Power of Attorney   (see Page II-4)

- -------------

(1) Incorporated by reference to exhibits filed with the Company's Form 10-K for the fiscal year ended December 31, 1995.


(2) Incorporated by reference to exhibits filed with the Company's Form S-8 filed on September 25, 1992.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on May 31, 1996.

                           NATIONAL INSURANCE GROUP.

                           By: /s/ John R. Gaulding
                               -------------------------------------------------
                               John R. Gaulding,
                               Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Gaulding, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                          DATE
- ---------                              -----                          ----


/s/ John R. Gaulding        Chairman of the Board and Chief       May 31, 1996
- -----------------------     Executive Officer (Principal
(John R. Gaulding)          Executive Officer)


                            Executive Vice-President, Chief       May 31, 1996
/s/ Kevin C. Eichler        Financial Officer and Treasurer
- -----------------------     (Principal Financial and Accounting
(Kevin C. Eichler)          Officer)


/s/ Melvyn D. Croner        Director                              May 31, 1996
- -----------------------
(Melvyn D. Croner)


/s/ Howard L. Herman        Director                              May 31, 1996
- -----------------------
(Howard L. Herman)


 /s/ Kenneth Ross           Director                              May 31, 1996
- -----------------------
(Kenneth Ross)


/s/ Mark A. Speizer         Director                              May 31, 1996
- -----------------------
(Mark A. Speizer)

                            NATIONAL INSURANCE GROUP

                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS

                                                                                 Sequentially
Exhibit                                                                            Numbered
Number        Description                                                            Page
- ------        -----------                                                            ----
 4.1(1)        1991 Director Option Plan

 4.2(2)        Form of Director Option Agreement

 5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati as to legality of securities being registered

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Wilson, Sonsini, Goodrich & Rosati                      Contained in
                                                                                   Exhibit 5.1

24.1           Power of Attorney                                                    Page II-4
                                                                                of Registration
                                                                                    Statement

- -------------

(1) Incorporated by reference to exhibits filed with the Company's Form 10-K for the fiscal year ended December 31, 1995.


(2) Incorporated by reference to exhibits filed with the Company's Form S-8 filed on September 25, 1992.